Exhibit 99.1

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Admission Ticket

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IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext

ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext

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MR A SAMPLE Electronic Voting Instructions

DESIGNATION (IF ANY) You can vote by Internet or telephone! ADD 1 Available 24 hours a day, 7 days a week!

ADD 2

ADD 3 Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

MMMMMMMMM ADD 5

ADD 6 Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 25, 2011.

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/knd

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in X Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 1234 5678 9012 345

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

A Proposals — The Board of Directors unanimously recommends you vote FOR Proposals 1, 2, 3, 4, 6 and 7 and for an annual advisory vote on Proposal 5. For Against Abstain +

1. Proposal Kindred Healthcare, to adopt the Inc. Agreement , Kindred and Healthcare Plan of Development, Merger, dated Inc. as of and February RehabCare 7, 2011, Group, among Inc.

2. Election of Directors Nominees: For Against Abstain For Against Abstain For Against Abstain

01 - Edward L. Kuntz 02 - Joel Ackerman 03 - Ann C. Berzin

04 - Jonathan D. Blum 05 - Thomas P. Cooper, M.D. 06 - Paul J. Diaz

07 - Isaac Kaufman 08 - Frederick J. Kleisner 09 - Eddy J. Rogers, Jr.

10 - Phyllis R. Yale

For Against Abstain For Against Abstain

3. Proposal LLP as Kindred’s to ratify the independent appointment registered of PricewaterhouseCoopers public accounting firm 4. Proposal executive to compensation approve, on an program. advisory basis, Kindred’s for fiscal year 2011. 1 Yr 2 Yrs 3 Yrs Abstain

5. An votes advisory on Kindred’s vote on executive the frequency compensation of stockholder program. advisory 6. Proposal to approve the Kindred 2011 Stock Incentive Plan.

For Against Abstain

7. Proposal annual meeting, to approve if necessary adjournments or appropriate, or postponements to permit of further the Kindred solicitation the Kindred of annual proxies meeting if there to are approve not sufficient the merger. votes at the time of

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MMMMMMM1 U P X 1 1 4 1 0 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 01AZUJ

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202-2412

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3

Proxy — KINDRED HEALTHCARE, INC.

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PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (“Kindred”), which the undersigned is entitled to vote at the annual meeting of stockholders (the “Annual Meeting”) to be held at Kindred’s offices, 680 South Fourth Street, Louisville, Kentucky 40202, on Thursday, May 26, 2011 at 10:00 a.m., local time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of stockholders and joint proxy statement/prospectus, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment or postponement. The proposals set forth on the reverse hereof are proposed by Kindred.

When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder. If no instructions are specified, this proxy, if signed and dated, will be voted “FOR” on Proposals 1, 2, 3, 4, 6 and 7 and “ONE YEAR” on Proposal 5. If any other business is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, this proxy will be voted by the named proxies in their discretion. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Should the undersigned be present and elect to vote at the Annual Meeting or any adjournment or postponement thereof and after notification in writing to the Secretary of Kindred at the Annual Meeting of the undersigned’s decision to terminate this proxy at any time before its exercise, then the power of such proxies shall be deemed terminated and of no further force and effect.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

B Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +